UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM 8-K
                               ------------------

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): May 30, 2008
                                                        -------------

                          JACOBS FINANCIAL GROUP, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                ----------------
                 (State or Other Jurisdiction of Incorporation)

             0-21210                                   84-0922335
      ----------------------              -------------------------------------
     (Commission File Number)            (I.R.S. Employer Identification Number)

         300 Summers Street, Suite 970, Charleston, West Virginia 25301
                  -------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (304) 343-8171
                               -----------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The Registrant has entered into Amended and Restated Subscription Agreements for $2,500,000 in Promissory Notes issued during September, 2007 which cancelled the Original Note(s) and exchanged them for Promissory Notes with modified terms effective March 10, 2008. In compliance with the Original and Amended terms, the Holders were issued 8,266,437 (5.00%) of the common shares of the Registrant on March 10, 2008 and the Notes continue to accrue 10% interest on the unpaid principal.

On May 30, 2008 in exchange for cash subscriptions, the Registrant issued promissory notes totaling $135,000 as part of an anticipated additional
$1,000,000 Loan. Under the Subscription terms, the notes bear interest of 10% and the Holders received 454,890 common shares of the Registrant.

The proceeds of these notes, together with the Amended Promissory notes, will comprise a group of notes (the "Notes") totaling $3,500,000 with similar terms that provide interim financing of operations to the Registrant until a larger, more permanent financing that the Registrant contemplates undertaking is consummated and to pay fees and expenses in connection with the larger financing.

The Notes provide for payment in full upon consummation by the Registrant of a "Qualified Financing". Qualified Financing" means a financing involving the issuance of equity securities that generates net proceeds to the Company of at least $15 million on or before September 10, 2013.

Upon the Company's consummation of a Qualified Financing the Company shall issue to Subscribers a Pro Rata Share of the Applicable Percentage of Common Stock of the Registrant. "Applicable Percentage" means the percentage of the outstanding Common Shares of the Company determined as of the date of determination as follows: If the Qualified Financing consists of $50 million or more, the Subscribers will receive 28% of the common stock of the Company that would otherwise be retained by the holders of the Company's Common Shares immediately prior to the financing. If the Qualified Financing is for an amount less than $50 million, the percentage will be reduced on a sliding scale to a fraction of 28% of the amount retained by holders of the Company's Common Shares (where the numerator is the amount of financing and the denominator is $50 million). In the event that a Qualified Financing is not completed by September 10, 2008, the Notes become subject to extended maturity, with principal and interest being amortized over five years. In such event, the Registrant shall issue 2.80 % of its outstanding Common Shares to the holders at the commencement of the extended maturity and 2.80 % of outstanding Common Shares at each 6 month anniversary until retirement of the Notes in full. The form of Amended Subscription Agreement and Promissory Note is attached as Exhibit 10.1 to this filing. The form of Subscription Agreement and Promissory Note (Second Round) is attached as
Exhibit 10.2 to this filing.

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

There can be no assurance that the Registrant will be successful in accomplishing a Qualified Financing or, if it is, the terms thereof, including the amount of dilution of the existing Common Stock that will result upon any such financing.

The issuance of the aforementioned securities is exempt from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), by reason of the provision of Section 4(2) of the Securities Act, as transactions not involving any public offering, in reliance upon, among other things, the representations made by the investors, including representations regarding their status as accredited investors (as such term is defined under Rule 501 promulgated under the Securities Act), and their acquisition of the securities for investment and not with a current view to distribution thereof. The securities will contain a legend to the effect that such securities are not registered under the Securities Act and may not be transferred except pursuant to a registration which has become effective under the Securities Act or pursuant to an exemption from such registration. The issuance of the securities was not underwritten.


SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

      (a)   Financial Statements of Business Acquired

            None.

      (b)   Pro Forma Financial Information

            None.

      (c)   Shell Company Transactions

            None.

      (d)   Exhibits

            10.1 Amended and Restated Subscription Agreementfor Promissory Note and Common Stock
            10.2     Subscription Agreement for Promissory Note and Common Stock

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Jacobs Financial Group, Inc.



                                /s/John M. Jacobs
                                -----------------------------
Date: June 6, 2008              John M. Jacobs
                                President




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